Exhibit 99.1
SECURITY FEDERAL CORPORATION
ANNOUNCES APPOINTMENT OF NEW DIRECTOR
AND CHANGE IN FISCAL YEAR

Aiken, South Carolina (January 22, 2013) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), announced today that Mr. Richard T. Harmon had been appointed to the Board of Directors of the Company and the Bank.

Timothy W. Simmons, Chairman of the Board, stated “We are pleased to welcome Richard to our Board and believe his expertise will be of great benefit to our Company.”

The Company’s Nominating and Corporate Governance Committee proposed and the Board of Directors ratified and approved the appointment of Mr. Harmon to the Board of Directors.  The appointment of Mr. Harmon to the Company’s Board of Directors is effective January 17, 2013.

Mr. Harmon is an Executive Vice President and Chief Lending Officer of the Bank, a position he has held since January 1, 2011.  He had served as Senior Vice President of Mortgage Lending since 2007 when he began his career with the Bank.  Prior to his employment with the Bank, Mr. Harmon was employed with Regions Bank from 1998-2007 as Senior Vice-President of Construction Lending.

The Company also announced that the Board of Directors approved the change in the Company’s fiscal year to December 31, effective January 17, 2013. As a result, the Company will file a transition period annual report on Form 10-KT with the Securities and Exchange Commission for the nine month period ended December 31, 2012, and quarterly reports on Form 10-Q for the quarters ending March 31, June 30 and September 30, 2013. The Company’s next fiscal year end will be December 31, 2013, and the Company will file its next annual report on Form 10-K for that period. This change in fiscal year is being undertaken to align the financial reporting periods for the Company and the Bank with regulatory reporting periods now effective with the Company’s reorganization to a bank holding company and the Bank’s conversion to a commercial bank that occurred on December 28, 2011.

Security Federal Corporation is the bank holding company for Security Federal Bank, a South Carolina chartered, FDIC insured commercial bank.  The Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Security Federal Corporation's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended March 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.